Consent of Independent Registered Public Accounting Firm

We hereby consent to the references to us under the headings "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" in this Registration Statement on Form N-1A for AllianceBernstein Global Research Growth Fund, Inc., formerly AllianceBernstein Global Growth Trends Fund, Inc.



PricewaterhouseCoopers LLP

New York, New York
June 15, 2004







00250.0442 #493937